EXHIBIT 10.5

[Insert Company letterhead.]

October 14, 2011

Subject:                                                     Side Letter Agreement to the Compensation Agreement between Precision Optics Corporation, Inc. (the “Company”) and Joseph N. Forkey (the “Employee”), dated December 3, 2010

Dear Mr. Forkey,

This Side Letter Agreement entered into on October 14, 2011 between the Company and the Employee will serve to modify the Compensation Agreement entered into on December 3, 2010 (the “Compensation Agreement”). Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Compensation Agreement.

WHEREAS, the Company agreed to issue the Shares within six months of the date of the Compensation Agreement and the deadline has subsequently passed;

WHEREAS, the Company plans to register a Registration Statement on Form S-8 prior to November 12, 2011;

NOW, THEREFORE, in consideration of the premises and undertakings set forth herein, and intending to be fully bound hereby, the parties agree to modify the Compensation Agreement in the following respects:

1.               Section 2 shall be replaced with the following language:

The Shares will be issued as registered common stock from the “2011 Deferred Compensation Plan” within 5 business days following the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission.

2.               The vesting schedule of the Shares as described in Section 3 shall remain unmodified.

Except as specifically set forth in this Side Letter Agreement, all other terms, rights or provisions of the Compensation Agreement shall remain unmodified and in full force and effect.

AGREED AND ACCEPTED BY:

EMPLOYEE		PRECISION OPTICS CORPORATION, INC.

/s/ Joseph N. Forkey		By:	/s/ Jack Dreimiller
Name:	Joseph N. Forkey	Name:	Jack Dreimiller
		Title:	Chief Financial Officer